Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Owlet, Inc. of our report dated March 11, 2025 relating to the financial statements, which appears in Owlet Inc’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 11, 2025